Exhibit 10(g)

AMENDMENT NO. 1 TO CONSULTING SERVICES AGREEMENT

This AMENDMENT NO. 1 TO CONSULTING SERVICES AGREEMENT is made and entered into as of as of January 1, 2025 to amend that certain Consulting Services Agreement dated August 1, 2024], and any subsequent amendment, (collectively, the “Agreement”) by and between Highstake 35 LLC dba Mercury Public Affairs (“Consultant”) and One Earth Sequestration LLC (“Client”).

RECITALS

The Term of the Agreement is in effect.

It is the intent of the parties to confirm the Agreement, and modify and amend the Agreement related to the following terms only: term and services

AMENDED TERMS OF AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consultant and the Client agree as follows:

1.    Term. The Term of the Agreement is hereby amended and extended effective as of January 1, 2025, and will continue through June 30, 2025.

2.    Agreement Confirmed. The Agreement and its terms are confirmed. Except as specifically amended herein, no other amendments or modifications are intended or made.

CONSULTANT: Mercury Public Affairs		CLIENT: One Earth Sequestration LLC

By:		By:
Name:	Thomas Doherty	Name:	Steven Kelly
Title:	Partner	Title:	President
Date:	01/21/2025	Date:	1-17-2025

Confidential - Not for Public Consumption or Distribution